                                                                      Exhibit 24

                                Power of Attorney

        Know all by these presents that Kenneth Y. Hao, does hereby make, constitute and appoint each of Karen M. King and Andrew J. Schader or either one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a manager or member of any limited liability company, as a partner of any partnership, as an officer of any corporate or other entity, or in the undersigned's capacity in a position similar to the foregoing at any entity, in each case, for which the undersigned is otherwise authorized to sign), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and
Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Broadcom Limited (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to ownership or transactions in securities of Broadcom Limited, unless earlier revoked in writing. The undersigned acknowledges that Karen M.
King and Andrew J. Schader are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

                                        By: /s/ Kenneth Y. Hao
                                            ----------------------------------
                                              Kenneth Y. Hao

Date: February 1, 2016